Exhibit 99.1

Mullen Automotive Finalizes Settlement with GEM Group

Company moves forward accelerating its business objectives

BREA, Calif., Jun. 10, 2025 (GLOBE NEWSWIRE) – via IBN – Mullen Automotive Inc. (NASDAQ: MULN) (“Mullen” or the “Company”), an electric vehicle (“EV”) manufacturer, along with GEM Yield Bahamas Limited and GEM Global Yield LLC SCS (together, “GEM”) today announces that they have finalized a settlement resolving all outstanding legal disputes between the parties.

As part of the settlement, Mullen has transferred full, unencumbered ownership of its manufacturing facility located at 12900 McKinley Highway in Mishawaka, Indiana, to GEM. The transfer satisfies a federal court judgment in GEM’s favor. This settlement will resolve all related claims without further litigation and enables the Company to focus on forward-looking operational priorities.

GEM’s acquisition of the facility was executed as part of a comprehensive legal resolution. All pending enforcement and post-judgment proceedings between the Company and GEM will be withdrawn with prejudice.

About Mullen

Mullen Automotive (NASDAQ: MULN) is a Southern California-based automotive company building the next generation of commercial electric vehicles (“EVs”) with two United States-based vehicle plants located in Tunica, Mississippi, and Mishawaka, Indiana. The Mishawaka facility is a strategically located, full-scale automotive manufacturing site comprising approximately 780,000 square feet of production space on nearly 58 acres of land. Originally constructed and operated by General Motors for Hummer H2 production and later owned by AM General, it includes integrated automotive infrastructure such as a body shop, paint shop, general assembly area, and water treatment plant.

In August 2023, Mullen began commercial vehicle production in Tunica. As of January 2024, both the Mullen ONE, a Class 1 EV cargo van, and Mullen THREE, a Class 3 EV cab chassis truck, are California Air Resource Board (“CARB”) and EPA certified and available for sale in the U.S. The Company’s commercial dealer network consists of Papé Kenworth, Pritchard EV, National Auto Fleet Group, Ziegler Truck Group, Range Truck Group, Eco Auto, and Randy Marion Auto Group, providing sales and service coverage in key West Coast, Midwest, Pacific Northwest, New England, and Mid-Atlantic markets.

In September 2022, Bollinger Motors, of Oak Park, Michigan, became a majority-owned EV truck company of Mullen Automotive. Bollinger Motors has passed numerous milestones including its B4, Class 4 electric truck production launch on Sept. 16, 2024, and the development of a world-class dealer network with over 50 locations across the United States for sales and service support.

To learn more about the Company, visit www.MullenUSA.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) Mullen’s ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Mullen’s ability to maintain existing, and secure additional, contracts with manufacturers, parts and other service providers relating to its business; (iii) Mullen’s ability to successfully expand in existing markets and enter new markets; (iv) Mullen’s ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Mullen’s business; (viii) changes in government licensing and regulation that may adversely affect Mullen’s business; (ix) the risk that changes in consumer behavior could adversely affect Mullen’s business; (x) Mullen’s ability to protect its intellectual property; and (xi) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:

Mullen Automotive Inc.

+1 (714) 613-1900

www.MullenUSA.com

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